Exhibit 99.1

NEWS RELEASE

RLI Corp. 9025 N. Lindbergh Dr. | Peoria, IL 61615-1499 Phone: 309-692-1000 | Fax: 309-692-1068 www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby (309) 693-5880 Aaron_Jacoby@rlicorp.com www.rlicorp.com

RLI Corp. reports third quarter earnings

        PEORIA, ILLINOIS, October 14, 2004 — RLI Corp. (NYSE: RLI) - RLI Corp. announced third quarter net earnings of $8.3 million ($0.32 per diluted share), a 68% decline from the $25.4 million ($0.98 per diluted share) posted in the same quarter last year. Through nine months, RLI net earnings were $43.6 million ($1.67 per share), 21% less than last year’s $55.2 million ($2.14 per share).

        These results were adversely influenced by the combined effects of the four hurricanes making landfall in the Southeastern U. S. during the quarter. As previously announced, the storms resulted in $12.4 million of after-tax losses during the quarter for RLI, which reduced earnings by $0.47 per share.

        Quarterly operating earnings of $5.1 million ($0.20 per share) were 66% off from last year’s $14.8 million ($0.57 per share) result. The season’s hurricanes affected operating results by the same total dollar and per share amounts. Through nine months, operating earnings of $37.6 million ($1.44 per share) were 13% below the $43.1 million ($1.67 per share) reported last year.

        Through nine months, shareholders’ equity grew 6%, to $587.6 million; book value per share was also up 6%, to $23.26; and assets rose by 12%, to $2.4 billion. Each of these set an RLI record.

Underwriting results affected

        RLI reported a third quarter underwriting loss of $7.1 million on a 105.6 net GAAP combined ratio versus the $8.6 million gain on a 92.8 combined ratio for the same period last year. The company’s property segment registered a 125.9 combined ratio, followed by the casualty segment’s 101.1 result. Surety writings were profitable, as the segment achieved a combined ratio of 99.7.

        Net premiums earned grew 8% for the quarter, to $128.0 million, and resulted in consolidated revenue of $146.6 million, an increase of 5%. Gross premiums written were $191.5 million, down 1% from the same period one year ago. Segment performance included an increase in surety gross premiums of 8%, a rise in casualty writings of 4%, and an 18% reduction in property business.

        “We’re in the insurance business, so we expect losses from time to time,” said RLI President & CEO Jonathan E. Michael. “This was a challenging quarter, particularly for our customers in Florida, who endured four hurricanes within six weeks. During that difficult time, we were pleased to help our insureds get back on their feet. Given the breadth and strength of hurricanes that hit the U.S. coast this year, the modest losses we experienced show that we also benefited from a sound underwriting performance.

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October 14, 2004
RLI Corp. News Release

        “Other than these highly unusual events, we had solid operating results. The insurance marketplace still has substantial opportunity for profitable underwriting. We are particularly optimistic for the casualty and surety markets, where we have seen strong prospects for growth.”

Investment income rises

        Investment income reached $13.7 million, a 22% increase over the third quarter of last year due to the strength of cash flows and the proceeds from the December 2003 debt offering. Year to date, invested assets grew 17%, which helped push the company’s investment portfolio to $1.6 billion.

        The company’s consolidated investment portfolio generated a 3.6% total return year to date. The equity portfolio registered a 0.9% return for the quarter, 4.5% year to date. This increase was complemented by RLI’s bond portfolio performance, which was boosted by falling interest rates and rose significantly - by 3.7% - in the quarter. The bond portfolio has increased by 3.6% through September 30, 2004.

        Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, posted a $21.3 million gain for the quarter ($0.82 per share). Through nine months, comprehensive earnings stood at $42.3 million ($1.62 per share).

Other quarterly news

        During the quarter, RLI was named to Ward’s 50 for the 14th consecutive year. The listing is a respected benchmark of the industry’s top performing insurance companies. The company was one of only eight property and casualty insurers to be named to the listing for each of the last 14 years.

        RLI’s board of directors declared a $0.13 per share cash dividend on August 3, 2004. The dividend will be paid on October 15, 2004, to shareholders of record on September 30, 2004.

        At 3:15 p.m. CDT today, October 14, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

        Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) which are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2003.

        RLI is a specialty insurance company offering a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets. RLI operates in all 50 states from 18 office locations. The company’s talented associates have delivered underwriting profits in 23 of the last 27 years, including the last eight. RLI’s insurance subsidiaries - RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company - are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s.

        For additional information, contact RLI Vice President, Corporate Development Aaron Jacoby at (309) 693-5880 or at aaron_jacoby@rlicorp.com.or visit our website at www.rlicorp.com.

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October 14, 2004
RLI Corp. News Release

RLI CORP.
2004 FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$128,018	$ 118,953	7.6%	$ 380,792	$341,725	11.4%
Net investment income	13,654	11,205	21.9%	39,331	32,755	20.1%
Net realized investment gains	4,903	8,971	-45.3%	9,226	11,323	-18.5%

Consolidated revenue	146,575	139,129	5.4%	429,349	385,803	11.3%

Loss and settlement expenses	95,578	73,271	30.4%	244,363	206,798	18.2%
Policy acquisition costs	32,771	30,314	8.1%	99,596	88,625	12.4%
Other insurance expenses	6,797	6,755	0.6%	21,362	20,587	3.8%
Interest expense on debt	1,722	146	1079.5%	5,128	593	764.8%
General corporate expenses	1,075	822	30.8%	3,523	2,871	22.7%

Total expenses	137,943	111,308	23.9%	373,972	319,474	17.1%

Equity in earnings of
unconsolidated investee	1,294	1,623	-20.3%	4,366	5,166	-15.5%

Earnings before income taxes	9,926	29,444	-66.3%	59,743	71,495	-16.4%
Income tax expense	1,670	4,075	-59.0%	16,176	16,298	-0.7%

Net Earnings	$ 8,256	$ 25,369	-67.5%	$ 43,567	$ 55,197	-21.1%

Other comprehensive earnings (loss), net of tax	13,088	(7,583)	272.6%	(1,306)	12,317	-110.6%

Comprehensive earnings	$ 21,344	$ 17,786	20.0%	$ 42,261	$ 67,514	-37.4%

Operating Earnings:(2)
Net Earnings	$ 8,256	$ 25,369	-67.5%	$ 43,567	$ 55,197	-21.1%
Less: Realized investment gains, net of tax	3,187	3,607	-11.6%	5,997	5,136	16.8%
Realized gain on sale of insurance shell (1)	0	3,422	—	0	3,422	—
Tax benefit on sale of insurance shell (1)	0	3,522	—	0	3,522	—

Operating earnings	$ 5,069	$ 14,818	-65.8%	$ 37,570	$ 43,117	-12.9%

Return on Equity:
Net earnings (trailing four quarters)				10.6%	14.5%

Comprehensive earnings (trailing four quarters)				12.9%	19.3%

Per Share Data
Diluted:
Weighted average shares outstanding (in 000’s)	26,064	25,922		26,072	25,793

EPS from operations (2)	$ 0.20	$ 0.57	-64.9%	$ 1.44	$ 1.67	-13.8%
Realized gains, net of tax (1)	0.12	0.41	-70.7%	0.23	0.47	-51.1%

Net earnings per share	$ 0.32	$ 0.98	-67.3%	$ 1.67	$ 2.14	-22.0%

Comprehensive earnings per share	$ 0.82	$ 0.69	18.8%	$ 1.62	$ 2.62	-38.2%

Cash dividends per share	$ 0.13	$ 0.10	30.0%	$ 0.37	$ 0.29	27.6%

(1)	The sale of an insurance company shell during the third quarter of 2003 resulted in non-operating gain of $6.9 million($0.27 per share), inclusive of a $3.4 million realized gain and a relating tax benefit on the sale of $3.5 million.
(2)	Net operating earnings and EPS from operations consist of our net earnings reduced by after-tax realized investment gains/losses. This measure is useful in gauging our core operating performance across reporting periods, but may not be comparable to the definition of operating earnings used by all companies.

October 14, 2004
RLI Corp. News Release

RLI CORP.
2004 FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
Total Gross Revenues
Gross premiums written	$191,538	194,029	-1.3%	$574,093	$558,037	2.9%
Net investment income	13,654	11,205	21.9%	39,331	32,755	20.1%
Net realized investment gains	4,903	8,971	-45.3%	9,226	11,323	-18.5%

Total	$210,095	$214,205	-1.9%	$622,650	$602,115	3.4%

Net Cash Flow from Operations	$ 78,272	$102,168	-23.4%	$175,317	$149,828	17.0%

	September 30, 2004	December 31, 2003	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments	$1,253,069	$1,057,339	18.5%
(amortized cost - $1,234,687 at 9/30/04)
(amortized cost - $1,038,855 at 12/31/03)
Equity securities	301,213	276,021	9.1%
(cost - $171,882 at 9/30/04)
(cost - $144,550 at 12/31/03)
Total investments	1,554,282	1,333,360	16.6%

Premiums and reinsurance balances receivable	141,834	152,860	-7.2%
Ceded unearned premiums	102,941	101,748	1.2%
Reinsurance recoverable on unpaid losses	429,868	372,048	15.5%
Deferred acquisition costs	68,980	63,737	8.2%
Property and equipment	17,894	18,616	-3.9%
Investment in unconsolidated investee	35,271	30,683	15.0%
Goodwill	26,214	26,214	0.0%
Other assets	17,786	35,098	-49.3%

Total assets	$2,395,070	$2,134,364	12.2%

Unpaid losses and settlement expenses	1,086,493	903,441	20.3%
Unearned premiums	378,348	367,642	2.9%
Reinsurance balances payable	79,623	92,382	-13.8%
Short-term debt	46,618	47,560	-2.0%
Long-term debt - bonds payable	100,000	100,000	0.0%
Income taxes - deferred	31,886	38,818	-17.9%
Other liabilities	84,493	30,387	178.1%

Total liabilities	1,807,461	1,580,230	14.4%
Shareholders’ equity	587,609	554,134	6.0%

Total liabilities & shareholders’ equity	$2,395,070	$2,134,364	12.2%

Common shares outstanding (in 000’s)	25,262	25,165

Book Value per share	$ 23.26	$ 22.02	5.6%
Closing stock price per share	$ 37.55	$ 37.46	0.2%

Statutory Surplus	$ 596,299	$ 546,586	9.1%

October 14, 2004
RLI Corp. News Release

RLI CORP. 2004 FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

UNDERWRITING SEGMENT DATA
(in thousands)

	Property	GAAP Ratios	Surety	GAAP Ratios	Casualty	GAAP Ratios	Total	GAAP Ratios
Three Months Ended September 30, 2004
Gross premium written	$ 39,857		$ 14,921		$ 136,760		$ 191,538
Net premium written	20,861		13,269		94,609		128,739
Net premium earned	23,951		12,188		91,879		128,018
Net loss & settlement expenses	21,911	91.5%	4,874	40.0%	68,793	74.9%	95,578	74.7%
Net operating expenses	8,243	34.4%	7,275	59.7%	24,050	26.2%	39,568	30.9%

Underwriting income(loss)	$(6,203)	125.9%	$ 39	99.7%	$ (964)	101.1%	$ (7,128)	105.6%

2003
Gross premium written	$ 48,354		$ 13,844		$ 131,831		$ 194,029
Net premium written	25,840		11,895		86,503		124,238
Net premium earned	27,959		11,228		79,766		118,953
Net loss & settlement expenses	10,815	38.7%	5,577	49.7%	56,879	71.3%	73,271	61.6%
Net operating expenses	9,221	33.0%	7,008	62.4%	20,840	26.1%	37,069	31.2%

Underwriting income(loss)	$ 7,923	71.7%	$(1,357)	112.1%	$ 2,047	97.4%	$ 8,613	92.8%

UNDERWRITING SEGMENT DATA
(in thousands)

Nine Months Ended September 30, 2004	Property	GAAP Ratios	Surety	GAAP Ratios	Casualty	GAAP Ratios	Total	GAAP Ratios
Gross premium written	$141,997		$ 42,876		$389,220		$574,093
Net premium written	73,393		39,118		277,795		390,306
Net premium earned	73,458		35,603		271,731		380,792
Net loss & settlement expenses	36,611	49.8%	13,923	39.1%	193,829	71.3%	244,363	64.2%
Net operating expenses	26,921	36.6%	21,768	61.1%	72,269	26.6%	120,958	31.8%

Underwriting income(loss)	$ 9,926	86.4%	$ (88)	100.2%	$ 5,633	97.9%	$ 15,471	96.0%

2003
Gross premium written	$148,938		$ 40,312		$368,787		$558,037
Net premium written	80,554		33,976		235,472		350,002
Net premium earned	82,088		35,366		224,271		341,725
Net loss & settlement expenses	27,592	33.6%	17,417	49.2%	161,789	72.1%	206,798	60.5%
Net operating expenses	27,630	33.7%	22,510	63.6%	59,072	26.3%	109,212	32.0%

Underwriting income(loss)	$ 26,866	67.3%	$(4,561)	112.8%	$ 3,410	98.4%	$ 25,715	92.5%